Press Release Exhibit 99.1

Investor Contact:
Charlotte McLaughlin
Vice President, Investor Relations
(404) 853-1456
investorrelations@acuitybrands.com

Media Contact:
April Appling
Vice President, Corporate Communications
corporatecommunications@acuitybrands.com

Acuity Brands Reports Fiscal 2024 Third-Quarter Results
Solid Execution Delivers Operating Margin Expansion, EPS Growth and Strong Operating Cash Flow

■Delivered Net Sales of $968M, a 3% Decline Compared to the Prior Year
■Grew Operating Profit to $145M, up 1% Over the Prior Year; Adjusted Operating Profit of $167M, up 3% Over the Prior Year
■Reported Diluted EPS of $3.62, up 10% Over the Prior Year; Adjusted Diluted EPS of $4.15, up 11% Over the Prior Year
■Generated $445M in Year-to-Date Cash Flow from Operations

ATLANTA, June 27 2024 - Acuity Brands, Inc. (NYSE: AYI) (the “Company”), a market-leading industrial technology company, announced net sales of $968.1 million in the third quarter of fiscal 2024 ended May 31, 2024, a decrease of $32.2 million, or 3.2 percent, compared to the prior year.

“In our fiscal 2024 third quarter we delivered solid results as we continued to execute on our strategy,” stated Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Brands, Inc. “We increased our adjusted operating profit, adjusted operating profit margin and adjusted diluted earnings per share. We generated strong free cash flow, and we allocated capital effectively to drive value.”

Operating profit was $145.3 million in the third quarter of fiscal 2024, an increase of $2.0 million, or 1.4 percent, compared to the prior year. Operating profit as a percent of net sales was 15.0 percent in the third quarter of fiscal 2024, an increase of 70 basis points compared to the prior year. Adjusted operating profit was $167.1 million in the third quarter of fiscal 2024, an increase of $4.2 million, or 2.6 percent, compared to the prior year. Adjusted operating profit as a percent of net sales was 17.3 percent in the third quarter of fiscal 2024, an increase of 100 basis points compared to the prior year.
Diluted earnings per share was $3.62 in the third quarter of fiscal 2024, an increase of $0.34, or 10.4 percent, compared to the prior year. Adjusted diluted earnings per share was $4.15 in the third quarter of fiscal 2024, an increase of $0.40, or 10.7 percent, from $3.75 in the prior year.

Press Release Exhibit 99.1
Segment Performance
Acuity Brands Lighting and Lighting Controls (“ABL”)
ABL generated net sales of $898.5 million in the third quarter of fiscal 2024, a decrease of $42.2 million, or 4.5 percent, compared to the prior year.
ABL operating profit was $151.5 million in the third quarter of fiscal 2024, an increase of $1.5 million, or 1.0 percent, compared to the prior year. ABL operating profit as a percent of ABL net sales was 16.9 percent in the third quarter of fiscal 2024, an increase of 100 basis points compared to the prior year. ABL adjusted operating profit was $162.1 million in the third quarter of fiscal 2024, an increase of $2.4 million, or 1.5 percent, compared to the prior year. ABL adjusted operating profit as a percent of ABL net sales was 18.0 percent in the third quarter of fiscal 2024, an increase of 100 basis points compared to the prior year.
Intelligent Spaces Group (“ISG”)
ISG generated net sales of $75.7 million in the third quarter of fiscal 2024, an increase of $9.9 million, or 15.0 percent, compared to the prior year.
ISG operating profit was $12.5 million in the third quarter of fiscal 2024, an increase of $3.9 million compared to the prior year. ISG operating profit as a percent of ISG net sales was 16.5 percent in the third quarter of fiscal 2024, an increase of 340 basis points compared to the prior year. ISG adjusted operating profit was $17.3 million in the third quarter of fiscal 2024, an increase of $4.5 million compared to the prior year. ISG adjusted operating profit as a percent of ISG net sales was 22.9 percent in the third quarter of fiscal 2024, an increase of 340 basis points compared to the prior year.
Cash Flow and Capital Allocation
Net cash from operating activities was $445.1 million for the first nine months of fiscal 2024, a decrease of $26.4 million compared to the prior year.
Year-to-Date, the Company repurchased approximately 454,000 shares of common stock for a total of approximately $89 million.
Today's Call Details
The Company will host a conference call at 8:00 a.m. (ET) today, Thursday, June 27, 2024. Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Brands, Inc. will lead the call. The conference call and earnings release can be accessed via the Investor Relations section of the Company's website at www.investors.acuitybrands.com. A replay of the call will also be posted to the Investor Relations website within two hours of the completion of the conference call and will be available on the website for a limited time.
About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is a market-leading industrial technology company. We use technology to solve problems in spaces, light, and more things to come. Through our two business segments, Acuity

Press Release Exhibit 99.1
Brands Lighting and Lighting Controls (ABL) and the Intelligent Spaces Group (ISG), we design, manufacture, and bring to market products and services that make a valuable difference in people’s lives.
We achieve growth through the development of innovative new products and services, including lighting, lighting controls, building management solutions, and location-aware applications. We achieve customer-focused efficiencies that allow us to increase market share and deliver superior returns. We look to aggressively deploy capital to grow the business and to enter attractive new verticals.
Acuity Brands, Inc. is based in Atlanta, Georgia, with operations across North America, Europe, and Asia. The Company is powered by more than 12,000 dedicated and talented associates. Visit us at www.acuitybrands.com
Non-GAAP Financial Measures
This news release includes the following non-generally accepted accounting principles (“GAAP”) financial measures: “adjusted operating profit” and “adjusted operating profit margin” for total company and by segment; “adjusted net income;” “adjusted diluted EPS;” “earnings before interest, taxes, depreciation, and amortization (“EBITDA”);" "EBITDA margin;" “adjusted EBITDA;” "Adjusted EBITDA margin". These non-GAAP financial measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for amortization of acquired intangible assets, share-based payment expense, loss on sale of business, and special charges associated with continued efforts to streamline the organization and integrate recent acquisitions.
We also provide “free cash flow” (“FCF”) to enhance the reader’s understanding of the Company’s ability to generate additional cash from its business.
Management typically adjusts for these items for internal reviews of performance and uses the above non-GAAP measures for baseline comparative operational analysis, decision making, and other activities. Management believes these non-GAAP measures provide greater comparability and enhanced visibility into the Company’s results of operations as well as comparability with many of its peers, especially those companies focused more on technology and software. Non-GAAP financial measures included in this news release should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.
The most directly comparable GAAP measures for adjusted operating profit and adjusted operating profit margin for total company and by segment are “operating profit” and “operating profit margin,” respectively, for total company and by segment, which include the impact of amortization of acquired intangible assets, share-based payment expense, and special charges. Adjusted operating profit margin is adjusted operating profit divided by net sales for total company and by segment. The most directly comparable GAAP measures for adjusted net income and adjusted diluted EPS are “net income” and “diluted EPS,” respectively, which include the impact of amortization of acquired intangible assets, loss on sale of business, share-based payment expense, and special charges. Adjusted diluted EPS is adjusted net income divided by diluted weighted average shares outstanding. The most directly comparable GAAP measure for EBITDA is “net income”, which includes the impact of net interest expense, income taxes, depreciation, and amortization of acquired intangible assets. EBITDA margin is EBITDA divided by net sales for total company. The most directly comparable GAAP measure for adjusted EBITDA is “net income”, which includes the impact of net interest expense, income taxes, depreciation, amortization of

Press Release Exhibit 99.1
acquired intangible assets, share-based payment expense, special charges, and miscellaneous (income) expense, net. Adjusted EBITDA margin is Adjusted EBITDA divided by net sales for total company. A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release.
The Company defines FCF as net cash provided by operating activities less purchases of property, plant and equipment. A calculation of this measure is available in this news release.
The Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for GAAP financial measures. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items.
Forward-Looking Information
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “believe,” “intend,” “anticipate,” “indicative,” “projection,” “predict,” “plan,” “may,” “could,” “should,” “would,” “potential,” and words of similar meaning, as well as other words or expressions referencing future events, conditions, or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to the Company’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are not guarantees of future performance. Our forward-looking statements are based on our current beliefs, expectations, and assumptions, which may not prove to be accurate, and are subject to known and unknown risks and uncertainties, many of which are outside of our control. These risks and uncertainties could cause actual results to differ materially from our historical experience and management’s present expectations or projections. These risks and uncertainties are discussed in our filings with the U.S. Securities and Exchange Commission, including our most recent annual report on Form 10-K (including, but not limited to, Part I, Item 1A Risk Factors), quarterly reports on Form 10-Q, and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. You are cautioned not to place undue reliance on any forward-looking statements. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, whether as a result of new information, future events, or otherwise.

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per-share data)

	May 31, 2024	August 31, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$699.0	$397.9
Accounts receivable, less reserve for doubtful accounts of $1.5 and $1.3, respectively	512.3	555.3
Inventories	372.3	368.5
Prepayments and other current assets	90.4	73.5
Total current assets	1,674.0	1,395.2
Property, plant, and equipment, net	298.0	297.6
Operating lease right-of-use assets	71.7	84.1
Goodwill	1,096.7	1,097.9
Intangible assets, net	452.9	481.2
Deferred income taxes	0.8	3.0
Other long-term assets	48.8	49.5
Total assets	$3,642.9	$3,408.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$323.3	$285.7
Current operating lease liabilities	19.3	19.7
Accrued compensation	88.0	103.3
Other current liabilities	174.7	186.7
Total current liabilities	605.3	595.4
Long-term debt	496.0	495.6
Long-term operating lease liabilities	63.4	75.5
Accrued pension liabilities	38.8	38.4
Deferred income taxes	42.0	59.0
Other long-term liabilities	142.7	129.2
Total liabilities	1,388.2	1,393.1
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 50.0 shares authorized; none issued	—	—
Common stock, $0.01 par value per share; 500.0 shares authorized; 54.6 and 54.4 issued, respectively	0.5	0.5
Paid-in capital	1,103.4	1,066.8
Retained earnings	3,795.7	3,505.4
Accumulated other comprehensive loss	(111.9)	(112.6)
Treasury stock, at cost, of 23.9 and 23.4 shares, respectively	(2,533.0)	(2,444.7)
Total stockholders’ equity	2,254.7	2,015.4
Total liabilities and stockholders’ equity	$3,642.9	$3,408.5

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per-share data)

	Three Months Ended		Nine Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Net sales	$968.1	$1,000.3	$2,808.7	$2,941.8
Cost of products sold	515.9	553.0	1,515.7	1,671.3
Gross profit	452.2	447.3	1,293.0	1,270.5
Selling, distribution, and administrative expenses	306.9	304.0	896.7	899.9
Special charges	—	—	—	6.9
Operating profit	145.3	143.3	396.3	363.7
Other (income) expense:
Interest (income) expense, net	(1.8)	3.9	(1.0)	16.2
Miscellaneous (income) expense, net	(0.5)	0.7	1.2	6.1
Total other (income) expense	(2.3)	4.6	0.2	22.3
Income before income taxes	147.6	138.7	396.1	341.4
Income tax expense	33.7	33.7	92.4	78.3
Net income	$113.9	$105.0	$303.7	$263.1

Earnings per share(1):
Basic earnings per share	$3.70	$3.31	$9.83	$8.22
Basic weighted average number of shares outstanding	30.829	31.682	30.905	32.006
Diluted earnings per share	$3.62	$3.28	$9.67	$8.13
Diluted weighted average number of shares outstanding	31.477	32.011	31.420	32.360
Dividends declared per share	$0.15	$0.13	$0.43	$0.39
(1) Earnings per share is calculated using unrounded numbers. Amounts in the table may not recalculate exactly due to rounding.

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Nine Months Ended
	May 31, 2024	May 31, 2023
Cash flows from operating activities:
Net income	$303.7	$263.1
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	68.5	70.4
Share-based payment expense	34.9	32.4
Loss on disposal of property, plant, and equipment	0.3	—
Asset impairment	—	4.3
Loss on sale of a business	—	11.2
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	42.5	123.9
Inventories	(1.2)	82.6
Prepayments and other current assets	(16.3)	(9.6)
Accounts payable	40.4	(53.4)
Other operating activities	(27.7)	(53.4)
Net cash provided by operating activities	445.1	471.5
Cash flows from investing activities:
Purchases of property, plant, and equipment	(41.0)	(48.0)
Acquisition of businesses, net of cash acquired	—	(35.4)
Other investing activities	(3.6)	7.0
Net cash used for investing activities	(44.6)	(76.4)
Cash flows from financing activities:
Repayments on credit facility, net of borrowings	—	(18.0)
Repurchases of common stock	(88.7)	(216.2)
Proceeds from stock option exercises and other	12.0	2.1
Payments of taxes withheld on net settlement of equity awards	(10.4)	(13.9)
Dividends paid	(13.4)	(12.7)
Net cash used for financing activities	(100.5)	(258.7)
Effect of exchange rate changes on cash and cash equivalents	1.1	(0.3)
Net change in cash and cash equivalents	301.1	136.1
Cash and cash equivalents at beginning of period	397.9	223.2
Cash and cash equivalents at end of period	$699.0	$359.3

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
DISAGGREGATED NET SALES
(In millions)

The following tables show net sales by channel for the periods presented:

	Three Months Ended
	May 31, 2024	May 31, 2023	Increase (Decrease)	Percent Change
ABL:
Independent sales network	$637.1	$686.0	$(48.9)	(7.1)%
Direct sales network	97.0	103.9	(6.9)	(6.6)%
Retail sales	45.7	48.0	(2.3)	(4.8)%
Corporate accounts	60.5	44.4	16.1	36.3%
Original equipment manufacturer and other	58.2	58.4	(0.2)	(0.3)%
Total ABL	898.5	940.7	(42.2)	(4.5)%
ISG	75.7	65.8	9.9	15.0%
Eliminations	(6.1)	(6.2)	0.1	(1.6)%
Total	$968.1	$1,000.3	$(32.2)	(3.2)%

	Nine Months Ended
	May 31, 2024	May 31, 2023	Increase (Decrease)	Percent Change
ABL:
Independent sales network	$1,874.6	$1,995.0	$(120.4)	(6.0)%
Direct sales network	287.4	305.0	(17.6)	(5.8)%
Retail sales	147.7	148.3	(0.6)	(0.4)%
Corporate accounts	140.1	147.5	(7.4)	(5.0)%
Original equipment manufacturer and other	168.6	182.8	(14.2)	(7.8)%
Total ABL	2,618.4	2,778.6	(160.2)	(5.8)%
ISG	208.0	180.8	27.2	15.0%
Eliminations	(17.7)	(17.6)	(0.1)	0.6%
Total	$2,808.7	$2,941.8	$(133.1)	(4.5)%

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures for total Company as well as our reportable operating segments (in millions except per share data):

	Three Months Ended
	May 31, 2024		May 31, 2023		Increase (Decrease)	Percent Change
Net sales	$968.1		$1,000.3		$(32.2)	(3.2)%

Operating profit (GAAP)	$145.3		$143.3		$2.0	1.4%
Percent of net sales (GAAP)		15.0%		14.3%	70	bps
Add-back: Amortization of acquired intangible assets	10.0		9.2
Add-back: Share-based payment expense	11.8		10.4
Adjusted operating profit (Non-GAAP)	$167.1		$162.9		$4.2	2.6%
Percent of net sales (Non-GAAP)		17.3%		16.3%	100	bps

Net income (GAAP)	$113.9		$105.0		$8.9	8.5%
Add-back: Amortization of acquired intangible assets	10.0		9.2
Add-back: Share-based payment expense	11.8		10.4
Total pre-tax adjustments to net income	21.8		19.6
Income tax effects	(5.0)		(4.5)
Adjusted net income (Non-GAAP)	$130.7		$120.1		$10.6	8.8%

Diluted earnings per share (GAAP)	$3.62		$3.28		$0.34	10.4%
Adjusted diluted earnings per share (Non-GAAP)	$4.15		$3.75		$0.40	10.7%

Net income (GAAP)	$113.9		$105.0		$8.9	8.5%
Percent of net sales (GAAP)		11.8%		10.5%	130	bps
Interest (income) expense, net	(1.8)		3.9
Income tax expense	33.7		33.7
Depreciation	12.9		12.7
Amortization of acquired intangible assets	10.0		9.2
EBITDA (Non-GAAP)	168.7		164.5		4.2	2.6%
Percent of net sales (Non-GAAP)		17.4%		16.4%	100	bps
Share-based payment expense	11.8		10.4
Miscellaneous expense (income), net	(0.5)		0.7
Adjusted EBITDA (Non-GAAP)	$180.0		$175.6		$4.4	2.5%
Percent of net sales (Non-GAAP)		18.6%		17.6%	100	bps

Press Release Exhibit 99.1

	Three Months Ended
ABL	May 31, 2024	May 31, 2023	Increase (Decrease)	Percent Change
Net sales	$898.5	$940.7	$(42.2)	(4.5)%

Operating profit (GAAP)	$151.5	$150.0	$1.5	1.0%
Add-back: Amortization of acquired intangible assets	6.6	6.1
Add-back: Share-based payment expense	4.0	3.6
Adjusted operating profit (Non-GAAP)	$162.1	$159.7	$2.4	1.5%

Operating profit margin (GAAP)	16.9%	15.9%	100	bps
Adjusted operating profit margin (Non-GAAP)	18.0%	17.0%	100	bps

	Three Months Ended
ISG	May 31, 2024	May 31, 2023	Increase (Decrease)	Percent Change
Net sales	$75.7	$65.8	$9.9	15.0%

Operating profit (GAAP)	$12.5	$8.6	$3.9	45.3%
Add-back: Amortization of acquired intangible assets	3.4	3.1
Add-back: Share-based payment expense	1.4	1.1
Adjusted operating profit (Non-GAAP)	$17.3	$12.8	$4.5	35.2%

Operating profit margin (GAAP)	16.5%	13.1%	340	bps
Adjusted operating profit margin (Non-GAAP)	22.9%	19.5%	340	bps

Press Release Exhibit 99.1

(In millions, except per share data)	Nine Months Ended
	May 31, 2024		May 31, 2023		Increase (Decrease)	Percent Change
Net sales	$2,808.7		$2,941.8		$(133.1)	(4.5)%

Operating profit (GAAP)	$396.3		$363.7		$32.6	9.0%
Percent of net sales (GAAP)		14.1%		12.4%	170	bps
Add-back: Amortization of acquired intangible assets (1)	29.9		32.1
Add-back: Share-based payment expense	34.9		32.4
Add-back: Special charges	—		6.9
Adjusted operating profit (Non-GAAP)	$461.1		$435.1		$26.0	6.0%
Percent of net sales (Non-GAAP)		16.4%		14.8%	160	bps

Net income (GAAP)	$303.7		$263.1		$40.6	15.4%
Add-back: Amortization of acquired intangible asset (1)	29.9		32.1
Add-back: Share-based payment expense	34.9		32.4
Add-back: Loss on sale of a business	—		11.2
Add-back: Special charges	—		6.9
Total pre-tax adjustments to net income	64.8		82.6
Income tax effect	(14.9)		(19.1)
Adjusted net income (Non-GAAP)	$353.6		$326.6		$27.0	8.3%

Diluted earnings per share (GAAP)	$9.67		$8.13		$1.54	18.9%
Adjusted diluted earnings per share (Non-GAAP)	$11.25		$10.09		$1.16	11.5%

Net income (GAAP)	$303.7		$263.1		$40.6	15.4%
Percent of net sales (GAAP)		10.8%		8.9%	190	bps
Interest expense, net	(1.0)		16.2
Income tax expense	92.4		78.3
Depreciation	38.6		38.3
Amortization	29.9		32.1
EBITDA (Non-GAAP)	463.6		428.0		35.6	8.3%
Percent of net sales (Non-GAAP)		16.5%		14.5%	200	bps
Share-based payment expense	34.9		32.4
Miscellaneous expense, net	1.2		6.1
Special charges	—		6.9
Adjusted EBITDA (Non-GAAP)	$499.7		$473.4		$26.3	5.6%
Percent of net sales (Non-GAAP)		17.8%		16.1%	170	bps
(1) Amortization expense for the first nine months of fiscal 2023 includes accelerated amortization of $4.0 million for certain discontinued brands.

Press Release Exhibit 99.1

	Nine Months Ended
ABL	May 31, 2024	May 31, 2023	Increase (Decrease)	Percent Change
Net sales	$2,618.4	$2,778.6	$(160.2)	(5.8)%

Operating profit (GAAP)	$421.3	$391.7	$29.6	7.6%
Add-back: Amortization of acquired intangible assets (1)	19.7	22.8
Add-back: Share-based payment expense	11.3	10.4
Add-back: Special charges	—	6.9
Adjusted operating profit (Non-GAAP)	$452.3	$431.8	$20.5	4.7%

Operating profit margin (GAAP)	16.1%	14.1%	200	bps
Adjusted operating profit margin (Non-GAAP)	17.3%	15.5%	180	bps
(1) Amortization expense for the first nine months of fiscal 2023 includes accelerated amortization of $4.0 million for certain discontinued brands.

	Nine Months Ended
ISG	May 31, 2024	May 31, 2023	Increase (Decrease)	Percent Change
Net sales	$208.0	$180.8	$27.2	15.0%

Operating profit (GAAP)	$26.9	$22.7	$4.2	18.5%
Add-back: Amortization of acquired intangible assets	10.2	9.3
Add-back: Share-based payment expense	4.8	3.9
Adjusted operating profit (Non-GAAP)	$41.9	$35.9	$6.0	16.7%

Operating profit margin (GAAP)	12.9%	12.6%	30	bps
Adjusted operating profit margin (Non-GAAP)	20.1%	19.9%	20	bps

	Nine Months Ended
	May 31, 2024	May 31, 2023	Increase (Decrease)	Percent Change
Net cash provided by operating activities (GAAP)	$445.1	$471.5	$(26.4)	(5.6)%
Less: Purchases of property, plant, and equipment	(41.0)	(48.0)
Free cash flow (Non-GAAP)	$404.1	$423.5	$(19.4)	(4.6)%